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                                                                    EXHIBIT 10.6


                                ESCROW AGREEMENT

          AGREEMENT dated as of August     , 1996 by and among Institute of
Laboratory Medicine, Inc. n/k/a Specialty Retail Group, Inc., a Delaware corporation ("SRG"), Peter Sayet, an individual having an address at c/o Howard Green & Associates, 825 South Bayshore Drive, Miami, FL 33131, Attn.: Howard W. Green, Esq. ("Sayet"), Howard Green, Esq., an individual having an address at c/o Howard Green & Associates, 825 South Bayshore Drive, Miami, FL 33131 ("Sayet" and "Green" are referred to herein as the "Holders") and Littman Krooks & Roth, P.C., a New York professional corporation (the "Escrow Agent") (SRG, the Holders and the Escrow Agent are collectively referred to herein as the "Parties").

                               W I T N E S S E T H

     WHEREAS, SRG, the Holders and certain other parties have entered into an
Agreement of Settlement and Compromise dated as of August     , 1996 (the
"Settlement Agreement") in order to provide for certain payments in full settlement and discharge of any and all claims arising from a matter entitled PETER SAYET V. INSTITUTE FOR LABORATORY MEDICINE, INC., ILM ACQUISITION L.P., M.P. PARTNERS L.P., ILM ACQUISITION CORPORATION, LSJM PARTNERS, L.P., ILM N CORPORATION, HEALTHCARE VENTURE MANAGEMENT CORPORATION, SELIG ZISES, GLENN MEYERS AND LAURENCE LURIE, Case Number 92-03746(10) pending before the Circuit Court of the Eleventh Judicial District in and for Dade County, Florida (the "Litigation").

     WHEREAS, pursuant to the Settlement Agreement, SRG has agreed to deliver certain stock certificates representing a certain number of shares of restricted common stock of SRG (the "Escrow Shares") to the Escrow Agent in order to secure its obligation under Paragraph 7 of the Settlement Agreement (the "Obligation").

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

          1. APPOINTMENT OF ESCROW AGENT. SRG and Sayet hereby appoint the Escrow Agent as their agent to hold and to release the Escrow Shares on the terms and conditions hereinafter set forth, and the Escrow Agent hereby accepts such appointment. The Parties hereto acknowledge that the Escrow Agent has acted as, and is, legal counsel to SRG in connection with the Litigation.

          2. DELIVERY OF THE ESCROW SHARES. Pursuant to the Settlement Agreement, SRG hereby delivers to the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the Escrow Shares. The Escrow Agent shall hold and release the Escrow Shares in accordance with the terms and conditions of this Agreement.


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          3.  RELEASE AND TERMINATION.

          (a) Upon failure by SRG to meet its Obligation, Sayet may give written notice ("Claim") to the Escrow Agent, with a copy to SRG, of demand that the amount then due ("Requested Amount") be released from escrow hereby created and delivered to Sayet in full satisfaction of the Obligation. Such Claim shall include (i) the date of breach of the Obligation and (ii) an explanation of the manner in which the Requested Amount was determined. Unless the Escrow Agent receives a notice of objection from SRG (the "Objection") to such release within twenty business days from the date of receipt of a copy of the Claim by SRG and the Escrow Agent, the Escrow Agent shall release such number of the Escrow Shares, as determined by the Fair Market Value of the Escrow Shares, representing the Requested Amount to Sayet, and shall release and deliver the balance of the Escrow Shares, if any, to SRG. In the event the Escrow Agent receives the Objection within the time specified, the Escrow Agent shall continue to hold, in escrow, the Requested Amount, until receiving joint instruction executed by each of SRG and Sayet or until otherwise directed by a court of competent jurisdiction. For purposes hereof, the Fair Market Value of the Escrow Share shall be determined by the closing sale price of SRG's common shares on the date of Sayet's final sale transaction.

          (b) When the Escrow Shares have been released in accordance with this
Section 3, this Agreement shall terminate and the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder, PROVIDED, HOWEVER, that the indemnification obligations contained in Section 6 hereof shall survive any such termination.

          4. DUTIES AND OBLIGATIONS. It is agreed that the duties and obligations of Escrow Agent are those herein specifically provided and no other. Escrow Agent shall not have any liability under, or duty to inquire into, the terms and provisions of any agreement, other than this Agreement. The duties of the Escrow Agent are ministerial in nature and Escrow Agent shall not incur any liability whatsoever so long as it has acted in good faith except for willful misconduct or gross negligence.

          Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by all of the other Parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given its prior written consent thereto.

          In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the Parties hereto or by a final judgment or order of a court of competent jurisdiction.


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          Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the Parties hereto.

          Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or any liability for action in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

          Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of these instructions. If it does elect to act, it will do so only if it is indemnified to its satisfaction against the cost and expense of such defense or initiation.

          5. RESIGNATION. Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Parties hereto at their address set forth below, at least 10 days prior to the date specified for such resignation to take effect, and, upon the effective date of such resignation, all property then held by Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by the Parties hereto, whereupon all of Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of Escrow Agent hereunder shall nevertheless cease and terminate. Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the Parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

          6. INDEMNIFICATION. SRG and Sayet agree (jointly and severally) to indemnify, defend and hold Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Escrow Agent arising out of or in connection with the acceptance of its appointment as Escrow Agent hereunder, except as caused by its gross negligence or willful misconduct, including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

          7. NOTICES. Any notice or communication in connection with this Agreement shall be in writing and shall be deemed given to any party under this agreement on the earlier of the date (i) actually received or (ii) sent by a facility which provides for next day delivery:

          IF TO SRG TO:

          c/o Building Blocks Inc.
          1720 Post Road East
          Westport, CT 06880
          Attn: Steven Glass


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               with a copy to:

          Littman Krooks & Roth, P.C.
          120 West 45th Street
          New York, NY 10036
          Attn: Richard A. Roth, Esq.

          IF TO PETER SAYET:
          c/o Howard Green & Associates
          825 South Bayshore Drive
          Miami, FL  33131
          Attn.: Howard W. Green, Esq.

               with a copy to:

          Howard Green & Associates
          825 South Bayshore Drive
          Miami, FL  33131
          Attn.: Howard W. Green, Esq.

          IF TO THE ESCROW AGENT:

          120 West 45th Street
          New York, New York  10036
          Attn:  Richard A. Roth, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 7.

          8. BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, executors, administrators and assigns.

          9. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Florida applicable to contracts made and performed therein without giving effect to the principles of conflict of laws thereof.

          10. AMENDMENT. Any amendment or waiver of the provisions hereof shall be in writing and shall be signed by the parties against whom such amendment or waiver is sought to be enforced.

          11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but collectively all of such counterparts shall constitute one and the same agreement.


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          IN WITNESS WHEREOF, the Parties hereto have executed this Escrow
Agreement on the date first above written.

                                   INSTITUTE OF LABORATORY MEDICINE, INC.
                                   (n/k/a Specialty Retail Group, Inc.)



                                   By: /s/ KEVIN R. GREENE
                                       ------------------------------------
                                       Authorized Officer



                                   /s/ PETER SAYET
                                   ----------------------------------------
                                   Peter Sayet



                                   /s/ HOWARD GREEN
                                   ----------------------------------------
                                   Howard Green, Esq.


                                   LITTMAN KROOKS & ROTH, P.C., Escrow Agent




                                   By:  /s/ RICHARD A. ROTH
                                        -----------------------------------
                                        Richard A. Roth, Esq.


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